EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PERRIGO REPORTS THIRD QUARTER 2020 FINANCIAL RESULTS

Consolidated Third Quarter Net Sales Grew 1.3%(1) Led by CSCA Organic(2) Net Sales Growth of 4.0%

GAAP ("Reported") Third Quarter Net Loss Per Diluted Share of $1.13

Non-GAAP (“Adjusted”) Third Quarter Earnings Per Diluted Share ("EPS") of $0.93, down 10.6% versus year ago, Includes a $0.14 Charge Per Diluted Share from the RX Albuterol Recall

Reaffirms Fiscal 2020 Adjusted Diluted EPS Guidance Range of $3.95 to $4.15

Company Plans to Repurchase $150 million of Stock by the end of 2020

Dublin, Ireland - November 4, 2020 - Perrigo Company plc (NYSE; TASE: PRGO), a leading provider of Quality, Affordable Self-Care Products, today announced financial results for the third quarter ended September 26, 2020.

President and CEO, Murray S. Kessler commented, "Results for the first nine months of this year reflect the strength of Perrigo’s diversified business model, the successful execution of our transformational activities and the dedication and agility of our 11,000 team members worldwide who are successfully navigating this horrific global pandemic."

Kessler continued, "Year to date, Worldwide Consumer net sales have grown high-single-digits, and importantly, organic growth is well above our 3% net sales goal. Consumer Self-Care Americas once again led the way with robust growth in all major franchises, resulting in record third quarter net sales as the segment benefited from channel shifting to e-Commerce and successful new product launches. Better than expected recoveries in both the CSC International and RX base businesses also contributed as our branded self-care and generic prescription product categories that were negatively impacted by consumer/patient buying dynamics surrounding COVID-19 lock-downs improved to near pre-COVID-19 levels. I am pleased that the strength of our businesses allowed us to reaffirm guidance, despite the disappointing RX albuterol recall.”

Kessler concluded, “Our self-care evolution has accelerated Perrigo’s growth over the past 18 months and has us very well positioned in a 'New World' where self-care, value and e-Commerce will be more important than ever before. While there is still work to be done on our transformation, our team is energized about the future and remains committed to our long-term growth targets. Looking ahead, we will continue to leverage our unique and durable capabilities, along with more than $1 billion in committed investments to date, to recapture the Perrigo Advantage and create long-term value for our shareholders."

Third Quarter Financial Highlights

•	Consolidated third quarter net sales were $1.2 billion, an increase of 1.3% compared to the prior year quarter.

•	Worldwide Consumer third quarter net sales grew 3.6% compared to the prior year. Excluding the impact of currency and divested businesses, net sales increased 4.2%. Organic net sales grew 1.6%.

•	Consumer Self-Care Americas (“CSCA”) achieved record third quarter net sales of $664 million, up 7.3% versus the prior year. Organic net sales grew 4.0% as consumer demand in the U.S. remained strong.

•	Consumer Self-Care International (“CSCI”) third quarter net sales of $339 million were down 2.9% versus the prior year quarter, due primarily to European consumer dynamics surrounding COVID-19.

•	Reported diluted net loss per share for the third quarter was $1.13 as compared to EPS of $0.67 in the prior year, due primarily to a $202 million dollar impairment of goodwill in the RX segment.

•
Adjusted diluted EPS for the third quarter of 2020 decreased 10.6% to $0.93 as compared to $1.04 per diluted share in the prior year. Diluted EPS included a $0.14 charge from the third quarter RX albuterol recall.

Year-to-Date 2020 Financial Highlights

•
Consolidated year to date net sales were $3.8 billion, up 7.8% compared to the prior year. Excluding the impact of currency and divested businesses, net sales increased 9.7%. Organic net sales grew 4.4%.

•
Worldwide Consumer net sales increased 8.9% compared to the prior year. Excluding the impact of currency and divested businesses, net sales were 11.3% higher year-over-year. Organic net sales grew 4.6%.

•	CSCA achieved year-to-date net sales of $2.0 billion, 13.2% higher versus the prior year, or 14.9% higher excluding the impact of currency and divested businesses. Organic net sales grew 6.7%.

•	CSCI year-to-date net sales increased 1.5% versus the prior year, or 5.0% higher excluding divested businesses and the impact of currency. Organic new sales grew 1.0%.

•	Cash flow from operations as a percentage of adjusted net income was 124%.

(1) Unless otherwise noted, all comparisons of operating results against the prior year period include the previously disclosed third quarter 2019 net sales adjustments for the market withdrawal of Ranitidine, of which $7.4 million was included in the CSCA segment and $1.8 million was included in the CSCI segment, as well as $1.8 million in operating results attributable to the then held-for-sale animal health business in our CSCA segment. See attached Appendix for additional details.

(2) See attached Appendix for details. Organic net sales growth excludes the effects of acquisitions and divestitures and the impact of currency.

Refer to Tables I - IV at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Condensed Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

Third Quarter 2020 Consolidated Results Versus Third Quarter 2019

Consolidated net sales for the third quarter of calendar year 2020 were $1.2 billion, an increase of $15 million or 1.3%. Organic net sales declined 0.4% and included a 0.7 percentage point net negative impact from RX albuterol sulfate as product sales early in the quarter were more than offset by the establishment of the estimated albuterol reserve associated with the September recall.

The $15 million increase in consolidated net sales was driven by 1) $48 million in year over year growth in the CSCA segment driven by $24 million of increased demand across most product categories reflecting continued consumer channel shifting from traditional brick and mortar outlets to e-Commerce and $24 million from the Dr. Fresh oral self-care acquisition, and 2) $10 million in net favorable currency movements. These consolidated gains were partially offset by 1) a $20 million decline in the RX segment as $23 million in net sales of albuterol sulfate in the quarter were more than offset by a $31 million impact from the reserve for the estimated albuterol sulfate recall costs and $9 million in lower-margin discontinued products, 2) $15 million from divested businesses, and 3) a decline of $8 million in CSCI mainly driven by categories impacted by COVID-19 lock-downs.

Reported net loss was $155 million, or $1.13 per diluted share, versus net income of $92 million, or $0.67 per diluted share in the prior year period. Excluding certain charges as outlined in Table I, third quarter 2020 adjusted net income was $128 million, or $0.93 per diluted share, versus $142 million, or $1.04 per diluted share, for the same period last year resulting in a 10.6% decrease in adjusted diluted EPS.

Worldwide Consumer Self-Care Third Quarter 2020 Results Versus Third Quarter 2019

Worldwide Consumer is comprised of the CSCA segment, the CSCI segment and Corporate.

Worldwide Consumer Self-Care third quarter net sales increased $35 million, or 3.6%, to $1.0 billion with organic net sales growth of 1.6%, driven by growth in CSCA.

Third quarter reported gross profit margin was 37.0%. Adjusted gross profit margin of 39.2%, was 120 basis points lower year-over-year due to strong growth in the lower gross margin store brand business and the net gross margin impact of acquisitions and divestitures.

Reported operating margin was 8.5%. Adjusted operating margin decreased 180 basis points year-over-year to 14.0% due primarily to gross margin flow-through and higher variable compensation costs.

CSCA Third Quarter 2020 Results Versus Third Quarter 2019

Consumer Self-Care Americas achieved record third quarter net sales of $664 million, an increase of 7.3% or $45 million, which included $24 million from the acquisition of Dr. Fresh oral self-care and unfavorable currency movements of $3 million. Organic net sales grew 4.0% driven by increased demand across most categories that benefited from robust e-Commerce growth as consumers continued to shift purchasing towards online where Perrigo has greater market share, more than offsetting lower traditional brick and mortar purchases as measured through IRI MULO.

In OTC, increased demand was led by the pain, allergy, and digestive health categories resulting from strong e-Commerce growth and incremental volume from new products including Prevacid(R) and the store brand versions of Diclofenac Gel 1% and Esomeprazole Mini. Partially offsetting these were lower net sales of cough and cold products within the upper respiratory category and normal pricing pressure.

As a component of transforming to a consumer self-care company, Perrigo has made investments to enhance its consumer analytical and digital capabilities. Historically, CSCA measured its market share using only IRI’s MULO or Multi-Outlet data, which does not capture certain retailers and sales through the e-commerce channel. For the first time, the Company has the capabilities to measure, analyze, and benchmark omnichannel performance for Perrigo, store brand and the overall OTC category using IRI MULO point-of-sale (POS) data, IRI panel e-commerce data and POS data from Perrigo’s leading customers.

Total Perrigo omnichannel POS data was up 3.5% for the 13-weeks ending October 4, 2020. Total OTC omnichannel POS data was estimated to be up 1.2% in the categories in which Perrigo competes, resulting in a Perrigo share gain of 70 basis points.

In Nutrition, higher net sales were led by the December 2019 store brand infant formula launch at a major retailer, greater shipments in the infant formula contract manufacturing business and growth in customer e-Commerce activities. In Oral Self-Care, net sales were driven by the Dr. Fresh acquisition and strong e-Commerce growth.

Third quarter reported gross margin was 32.7%. Adjusted gross margin of 33.5% was 50 basis points lower than the prior year as higher margin new products were more than offset by normal pricing pressure. Third quarter 2020 adjusted gross margin was 60 basis points higher and 210 basis points higher than the second and first quarters of 2020, respectively.

Reported operating margin was 18.6%. Adjusted operating margin increased 30 basis points to 20.1%, due primarily to operating leverage on gross margin flow-through.

CSCI Third Quarter 2020 Results Versus Third Quarter 2019

Consumer Self-Care International net sales were $339 million, a decrease of $10 million, or 2.9%. Organic net sales were lower by 2.7%.

The decline in net sales was due primarily to 1) divested businesses of $15 million and discontinued products of $3 million, 2) lower sell-in activities to customers of cough and cold OTC brands within the upper respiratory category, and 3) lower consumer demand for anti-parasite products within the skincare & personal hygiene category due primarily to COVID-19 related school closings. These were partially offset by gains in 1) new products, including line extensions in the ACO dermatology product line and new innovations to the XLS Forte Five weight management brand, 2) $12 million in favorable currency movements, and 3) higher net sales in the pain and VMS categories, both of which benefited from consumer behavior surrounding COVID-19.

Reported gross margin was 45.5%. Adjusted gross margin of 50.4% declined 150 basis points due primarily to divested businesses, less favorable product mix and higher input costs on a particular OTC brand.

Reported operating margin was 3.0%. Adjusted operating margin decreased 310 basis points to 15.1% due to gross profit flow-through and divested businesses.

RX Third Quarter 2020 Results Versus Third Quarter 2019

RX net sales were $211 million, $20 million or 8.5%, lower than the prior year. Net sales from albuterol sulfate in the quarter of $23 million were more than offset by a $31 million reserve for the estimated impact from the albuterol sulfate recall and $9 million in lower-margin discontinued products. The RX base business, which excludes albuterol sulfate and discontinued products in both years, was down 1.2% compared to the prior year and reflected a faster than anticipated recovery in dermatology prescriptions from the second quarter of 2020.

Reported gross margin was 27.0% and adjusted gross margin was 37.1%. The 380 basis point decline in adjusted gross margin was due primarily to impact from the reserve for the estimated albuterol sulfate recall costs.

Reported operating margin was (85.7)%, driven primarily by the $202 million goodwill impairment charge taken in the quarter. Adjusted operating margin was 20.7%, down 330 basis points as lower gross profit was partially offset by lower R&D and administration expenses.

Fiscal 2020 Outlook

The Company reaffirms its fiscal 2020 outlook with expected net sales growth of 6% to 7% with organic net sales growth of at least 3%. Adjusted diluted EPS is expected to be in the range of $3.95 to $4.15. The reaffirmed guidance reflects strong business fundamentals and a lower expected tax rate for the year, offsetting $0.12 - $0.15 per adjusted diluted share of incremental COVID-19 related costs, $0.14 per share impact from the RX albuterol sulfate recall, and $0.06 per share from the divested Rosemont Rx business, which the Company sold on June 19, 2020. Future waves of COVID-19 could present both incremental risks as well as opportunities for the Company's business.

The Company cannot reconcile its expected adjusted diluted earnings per share to diluted earnings per share under "Fiscal 2020 Outlook" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time.

About Perrigo

Perrigo Company plc (NYSE; TASE: PRGO) is a leading provider of Quality, Affordable Self-Care Products and over-the-counter (OTC) health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Led by its consumer self-care strategy, Perrigo is the largest store brand OTC player in the U.S. in the categories in which it competes through more than 9,000 SKUs under customer ‘own brand’ labels. Additionally, Perrigo is a Top 5 OTC company by revenue in Europe, where it markets more than 200 branded OTC products throughout 28 countries. The Company also commercializes and manufactures generic prescription products in the U.S. Visit Perrigo online at www.perrigo.com.

Webcast and Conference Call Information

The Company will hold its third quarter financial results conference call at 4:30 p.m. (EST) on Wednesday, November 4, 2020. The conference call will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 888-317-6003, International 412-317-6061, and reference ID # 3180501. A taped replay of the call will be available beginning at approximately 7:00 p.m. (EST) Wednesday, November 4, until midnight Wednesday, November 11, 2020. To listen to the replay, dial 877-344-7529, International 412-317-0088, and use access code 10148815.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the effect of the novel coronavirus (COVID-19) pandemic and the associated economic downturn and supply chain impacts on the Company’s business; general economic, credit, and market conditions; future impairment charges; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions, including the Company’s appeal of the Notice of Assessment (the “NoA”) issued by the Irish tax authority and the draft and final Notices of Proposed Assessment (“NOPAs”) issued by the U.S. Internal Revenue Service and the impact that an adverse result in any such proceedings would have on operating results, cash flows, and liquidity; pending and potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information and litigation relating to uncertain tax positions, including the NoA and the NOPAs; potential impacts of ongoing or future government investigations and regulatory initiatives; potential costs and reputational impact of product recalls or sales halts; the impact of tax reform legislation and healthcare policy; the timing, amount and cost of any share repurchases; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions and the success of such transactions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and strategic and other initiatives. An adverse result with respect to our appeal of any material outstanding tax assessments or pending litigation, including securities or drug pricing matters, could ultimately require the use of corporate assets to pay such assessments, damages from third-party claims, and related interest and/or penalties, and any such use of corporate assets would limit the assets available for other corporate purposes. Statements regarding the separation of the Rx business, including the expected benefits, anticipated timing, form of any such separation and whether the separation ultimately occurs, are all subject to various risks and uncertainties, including future financial and operating results, our ability to separate the business, the effect of existing interdependencies with our manufacturing and shared service operations, and the tax consequences of the planned separation to the Company or its shareholders. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2019, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations for net sales growth excluding held-for-sale businesses and the ranitidine market withdrawal in the third quarter of 2019, net sales growth excluding divested businesses, which includes the divested Rosemont Rx liquids and the Canoderm prescription product, as well as on a constant currency basis and on an organic basis, which excludes the 2019 acquisition of Ranir, exited businesses and the impact of currency as well as adjusted gross profit, adjusted net income, adjusted diluted earnings per share, adjusted gross margin, and adjusted operating margin, within this press release to the most directly comparable U.S. GAAP measures for these non-GAAP measures. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The intangible asset amortization excluded from these non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements and is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted net income, adjusted diluted EPS, adjusted gross margin and adjusted operating margin are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company discloses net sales growth excluding exited businesses, as well as on a constant currency basis and on an organic basis. The Company also provides adjusted net sales growth of the RX base business, which excludes discontinued products and the effects of the albuterol sulfate recall. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate comparison of the Company’s operating performance to the operating performance of its competitors.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications;
(269) 686-3373; e-mail: bradley.joseph@perrigo.com

Lyndsey Chmiel, Senior Manager, Global Investor Relations & Corporate Communications;
(269) 673-9324, e-mail: lyndsey.chmiel@perrigo.com

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net sales	$1,213.7	$1,191.1	$3,773.8	$3,514.6
Cost of sales	785.6	778.3	2,427.8	2,222.1
Gross profit	428.1	412.8	1,346.0	1,292.5

Operating expenses
Distribution	26.1	23.4	73.8	70.5
Research and development	42.6	44.0	131.6	128.0
Selling	138.5	134.1	413.9	422.8
Administration	116.4	131.9	357.8	384.2
Impairment charges	202.4	10.9	202.4	42.9
Restructuring	0.8	5.2	1.9	26.7
Other operating expense (income)	(3.2)	8.9	(3.0)	5.7
Total operating expenses	523.6	358.4	1,178.4	1,080.8

Operating income (loss)	(95.5)	54.4	167.6	211.7

Change in financial assets	(22.2)	(2.6)	(25.9)	(18.5)
Interest expense, net	34.0	30.5	97.6	90.4
Other (income) expense, net	0.4	(71.0)	17.1	(65.6)
Loss on extinguishment of debt	20.0	0.2	20.0	0.2
Income (loss) before income taxes	(127.7)	97.3	58.8	205.2
Income tax expense	26.9	5.1	46.4	40.1
Net income (loss)	$(154.6)	$92.2	$12.4	$165.1

Earnings (loss) per share
Basic	$(1.13)	$0.68	$0.09	$1.21
Diluted	$(1.13)	$0.67	$0.09	$1.21

Weighted-average shares outstanding
Basic	136.5	136.0	136.3	136.0
Diluted	136.5	136.8	137.5	136.4

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	September 26, 2020	December 31, 2019
Assets
Cash and cash equivalents	$849.4	$354.3
Accounts receivable, net of allowance for credit losses of $6.3 and $6.7, respectively	1,097.7	1,243.2
Inventories	1,100.7	967.3
Prepaid expenses and other current assets	350.5	165.8
Total current assets	3,398.3	2,730.6
Property, plant and equipment, net	918.8	902.8
Operating lease assets	132.2	129.9
Goodwill and indefinite-lived intangible assets	3,854.1	4,185.5
Definite-lived intangible assets, net	2,895.4	2,921.2
Deferred income taxes	7.3	5.4
Other non-current assets	369.9	426.0
Total non-current assets	8,177.7	8,570.8
Total assets	$11,576.0	$11,301.4
Liabilities and Shareholders’ Equity
Accounts payable	$536.4	$520.2
Payroll and related taxes	155.4	156.4
Accrued customer programs	370.1	394.4
Other accrued liabilities	237.0	229.2
Accrued income taxes	20.9	32.2
Current indebtedness	16.5	3.4
Total current liabilities	1,336.3	1,335.8
Long-term debt, less current portion	3,543.6	3,365.8
Deferred income taxes	313.5	280.6
Other non-current liabilities	562.2	515.1
Total non-current liabilities	4,419.3	4,161.5
Total liabilities	5,755.6	5,497.3
Commitments and contingencies - Refer to Note 14
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	7,299.7	7,359.9
Accumulated other comprehensive income	203.7	139.4
Retained earnings (accumulated deficit)	(1,683.1)	(1,695.5)
Total controlling interests	5,820.3	5,803.8
Noncontrolling interest	0.1	0.3
Total shareholders’ equity	5,820.4	5,804.1
Total liabilities and shareholders' equity	$11,576.0	$11,301.4

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	136.5	136.1

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended
	September 26, 2020	September 28, 2019
Cash Flows From (For) Operating Activities
Net income (loss)	$12.4	$165.1
Adjustments to derive cash flows:
Depreciation and amortization	284.7	293.5
Loss (Gain) on sale of business	18.6	(72.4)
Share-based compensation	43.9	40.9
Impairment charges	202.4	42.9
Change in financial assets	(25.9)	(18.5)
Loss on extinguishment of debt	20.0	0.2
Restructuring charges	1.9	26.7
Deferred income taxes	25.7	10.1
Amortization of debt premium	(1.7)	(3.8)
Other non-cash adjustments, net	(12.0)	38.3
Subtotal	570.0	523.0
Increase (decrease) in cash due to:
Accounts receivable	106.4	(12.1)
Inventories	(93.2)	(78.3)
Prepaid expenses	(23.8)	(4.7)
Accounts payable	15.2	33.7
Payroll and related taxes	(2.2)	(10.6)
Accrued customer programs	(35.5)	(82.7)
Accrued liabilities	(16.0)	(24.8)
Accrued income taxes	(9.0)	(65.8)
Other, net	13.9	20.6
Subtotal	(44.2)	(224.7)
Net cash from (for) operating activities	525.8	298.3
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	3.2	2.2
Purchase of equity method investment	(15.0)	—
Acquisitions of businesses, net of cash acquired	(106.0)	(749.5)
Proceeds from the Royalty Pharma contingent milestone	—	250.0
Asset acquisitions	(34.1)	(86.2)
Additions to property, plant and equipment	(104.3)	(90.3)
Net proceeds from sale of business	187.8	183.4
Other investing, net	8.1	0.6
Net cash from (for) investing activities	(60.3)	(489.8)
Cash Flows From (For) Financing Activities
Issuances of long-term debt	743.8	600.0
Payments on long-term debt	(590.0)	(476.0)
Borrowings (repayments) of revolving credit agreements and other financing, net	0.1	0.8
Deferred financing fees	(6.7)	(1.0)
Premiums on early debt retirement	(19.0)	—
Issuance of ordinary shares	—	0.7
Cash dividends	(93.0)	(83.6)
Other financing, net	(14.9)	(7.6)
Net cash from (for) financing activities	20.3	33.3
Effect of exchange rate changes on cash and cash equivalents	9.3	5.6
Net increase (decrease) in cash and cash equivalents	495.1	(152.6)
Cash and cash equivalents, beginning of period	354.3	551.1
Cash and cash equivalents, end of period	$849.4	$398.5

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended September 26, 2020
Consolidated	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income (Loss)	Interest, Other, and Change in Financial Assets	Income Tax Expense	Net Income (Loss)*	Diluted Earnings (Loss) per Share*
Reported	$1,213.7	$428.1	$42.6	$281.0	$200.0	$(95.5)	$32.2	$26.9	$(154.6)	$(1.13)
As a % of reported net sales		35.3%	3.5%	23.2%	16.5%	(7.9)%	2.7%	2.2%	(12.7)%
Effective tax rate								(21.0)%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$42.9	$(0.8)	$(30.9)	$—	$74.6	$—	$—	$74.6	$0.54
Acquisition and integration-related charges and contingent consideration adjustments	—	0.4	—	(1.1)	(0.7)	2.2	—	—	2.2	0.01
Impairment charges	—	—	—	—	(202.4)	202.4	—	—	202.4	1.47
(Gain) loss on divestitures	—	—	—	—	0.1	(0.1)	(1.2)	—	1.1	0.01
Unusual litigation	—	—	—	(3.5)	3.8	(0.3)	—	—	(0.3)	—
Restructuring charges and other termination benefits	—	—	—	—	(0.8)	0.8	—	—	0.8	0.01
Change in financial assets	—	—	—	—	—	—	22.2	—	(22.2)	(0.16)
(Gain) Loss on investment securities	—	—	—	—	—	—	(0.8)	—	0.8	0.01
Loss on early debt extinguishment	—	—	—	—	—	—	(20.0)	—	20.0	0.15
Separation and reorganization expense	—	—	—	(0.2)	—	0.2	—	—	0.2	—
Non-GAAP tax adjustments**	—	—	—	—	—	—	—	(2.9)	2.9	0.02
Adjusted	$1,213.7	$471.4	$41.8	$245.3	$—	$184.3	$32.4	$24.0	$127.9	$0.93
As a % of reported net sales		38.8%	3.4%	20.2%		15.2%	2.7%	2.0%	10.5%
Adjusted effective tax rate								15.8%

			Diluted weighted average shares outstanding
			Reported							136.5
			Effect of dilution as reported amount was a loss, while adjusted amount was income***							1.1
			Adjusted							137.6

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**The non-GAAP tax adjustments are primarily due to: (1) $15.4 million of additional tax expense related to pre-tax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax items and (2) removal of $17.6 million of Base Erosion and Anti - Abuse Tax (BEAT) expense resulting from the adoption of final 163(j) regulations.

***In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended September 28, 2019
Consolidated	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Net Income****	Diluted Earnings per Share****
Reported	$1,191.1	$412.8	$44.0	$289.4	$25.0	$54.4	$(42.9)	$5.1	$92.2	$0.67
As a % of reported net sales		34.7%	3.7%	24.3%	2.1%	4.6%	(3.6)%	0.4%	7.7%
Effective tax rate								5.2%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$49.6	$(0.2)	$(30.8)	$—	$80.6	$—	$—	$80.6	$0.59
Restructuring charges and other termination benefits	—	—	—	—	(5.2)	5.2	—	—	5.2	0.04
Separation and reorganization expense	—	—	—	(2.5)	—	2.5	—	—	2.5	0.02
Impairment charges	—	—	—	—	(10.9)	10.9	—	—	10.9	0.08
Acquisition and integration-related charges and contingent consideration adjustments	—	5.6	—	(11.4)	(1.1)	18.1	—	—	18.1	0.13
Unusual litigation	—	—	—	(9.3)	—	9.3	—	—	9.3	0.07
Loss on investment securities	—	—	—	—	—	—	(0.9)	—	0.9	0.01
Asset Abandonment	—	—	—	—	(7.1)	7.1	—	—	7.1	0.05
Operating results attributable to held-for-sale business*	(1.8)	(0.8)	—	(2.0)	—	1.2	—	—	1.2	0.01
(Gain) loss on divestitures	—	—	—	—	(0.7)	0.7	72.4	—	(71.7)	(0.52)
Change in financial assets	—	—	—	—	—	—	2.6	—	(2.6)	(0.02)
Loss on early debt extinguishment	—	—	—	—	—	—	(0.2)	—	0.2	—
Ranitidine market withdrawal**	9.2	18.4	—	—	—	18.4	—	—	18.4	0.13
Non-GAAP tax adjustments***	—	—	—	—	—	—	—	30.6	(30.6)	(0.22)
Adjusted	$1,198.5	$485.6	$43.8	$233.4	$—	$208.4	$31.0	$35.7	$141.7	$1.04
As a % of adjusted net sales		40.5%	3.7%	19.5%		17.4%	2.6%	3.0%	11.8%
Adjusted effective tax rate								20.1%

						Diluted weighted average shares outstanding
						Reported				136.8
*Held-for-sale business includes our now divested animal health business.
**Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.
***The non-GAAP tax adjustments are due to tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax items, $0.02 of which is attributable to the Ranitidine market withdrawal.

****Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)	Nine Months Ended September 26, 2020
Consolidated	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Net Income**	Diluted Earnings per Share**
Reported	$3,773.8	$1,346.0	$131.6	$845.5	$201.3	$167.6	$108.8	$46.4	$12.4	$0.09
As a % of reported net sales		35.7%	3.5%	22.4%	5.3%	4.4%	2.9%	1.2%	0.3%
Effective tax rate								78.9%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$128.0	$(1.1)	$(89.4)	$—	$218.5	$—	$—	$218.5	$1.59
Acquisition and integration-related charges and contingent consideration adjustments	—	2.0	—	(6.4)	(0.9)	9.3	—	—	9.3	0.07
Restructuring charges and other termination benefits	—	—	—	—	(1.9)	1.9	—	—	1.9	0.01
(Gain) loss on divestitures	—	—	—	(0.3)	0.1	0.2	(18.6)	—	18.8	0.14
Change in financial assets	—	—	—	—	—	—	25.9	—	(25.9)	(0.19)
Unusual litigation	—	—	—	(12.5)	3.8	8.7	—	—	8.7	0.06
Separation and reorganization expense	—	—	—	(0.9)	—	0.9	—	—	0.9	0.01
Impairment charges	—	—	—	—	(202.4)	202.4	—	—	202.4	1.47
Loss on early debt extinguishment	—	—	—	—	—	—	(20.0)	—	20.0	0.15
(Gain) Loss on investment securities	—	—	—	—	—	—	(3.4)	—	3.4	0.03
Non-GAAP tax adjustments*	—	—	—	—	—	—	—	44.7	(44.7)	(0.33)
Adjusted	$3,773.8	$1,476.0	$130.5	$736.0	$—	$609.5	$92.7	$91.1	$425.7	$3.10
As a % of reported net sales		39.1%	3.5%	19.5%		16.2%	2.5%	2.4%	11.3%
Adjusted effective tax rate								17.6%

						Diluted weighted average shares outstanding
						Reported				137.5

*The non-GAAP tax adjustments are primarily due to: (1) $46.4 million of additional tax expense related to pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax items, (2) removal of $15.9 million of tax benefits from the U.S. CARES Act related to retroactive adjustments to the 2018 and 2019 tax years recorded in the first quarter of 2020, and (3) removal of $17.6 million of Base Erosion and Anti - Abuse Tax (BEAT) expense resulting from the adoption of final 163(j) regulations in the third quarter 2020.

**Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)	Nine Months Ended September 28, 2019
Consolidated	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Net Income****	Diluted Earnings per Share****
Reported	$3,514.6	$1,292.5	$128.0	$877.5	$75.3	$211.7	$6.5	$40.1	$165.1	$1.21
As a % of reported net sales		36.8%	3.6%	25.0%	2.1%	6.0%	0.2%	1.1%	4.7%
Effective tax rate								19.6%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$143.0	$(0.3)	$(88.1)	$—	$231.4	$—	$—	$231.4	$1.72
Acquisition and integration-related charges and contingent consideration adjustments	—	5.6	—	(13.6)	0.8	18.4	—	—	18.4	0.13
Operating results attributable to held-for-sale business*	(24.1)	(12.1)	(0.5)	(9.4)	—	(2.2)	—	—	(2.2)	(0.02)
Separation and reorganization expense	—	—	—	(15.7)	—	15.7	—	—	15.7	0.12
Asset Abandonment	—	—	—	—	(7.1)	7.1	—	—	7.1	0.05
Impairment charges	—	—	—	—	(42.9)	42.9	—	—	42.9	0.31
Unusual litigation	—	—	—	(25.4)	—	25.4	—	—	25.4	0.19
Loss on investment securities	—	—	—	—	—	—	(8.8)	—	8.8	0.06
Restructuring charges and other termination benefits	—	—	—	—	(26.7)	26.7	—	—	26.7	0.20
(Gain) loss on divestitures	—	—	—	—	0.6	(0.6)	71.6	—	(72.2)	(0.53)
Change in financial assets	—	—	—	—	—	—	18.5	—	(18.5)	(0.14)
Loss on early debt extinguishment	—	—	—	—	—	—	(0.2)	—	0.2	—
Ranitidine market withdrawal**	9.2	18.4	—	—	—	18.4	—	—	18.4	0.13
Non-GAAP tax adjustments***	—	—	—	—	—	—	—	62.5	(62.5)	(0.46)
Adjusted	$3,499.7	$1,447.4	$127.2	$725.3	$—	$594.9	$87.6	$102.6	$404.7	$2.97
As a % of adjusted net sales		41.4%	3.6%	20.7%		17.0%	2.5%	2.9%	11.6%
Adjusted effective tax rate								20.2%
						Diluted weighted average shares outstanding
*Held-for-sale business includes our now divested animal health business.						Reported				136.4
**Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.
***The non-GAAP tax adjustments are due to tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax items, $0.02 of which is attributable to the Ranitidine market withdrawal.

****Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	September 26, 2020					September 28, 2019
Worldwide Consumer*	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$1,003.0	$371.1	$30.1	$258.9	$85.1	$960.8	$341.4	$28.7	$265.7	$34.7
As a % of reported net sales		37.0%	3.0%	25.8%	8.5%		35.5%	3.0%	27.7%	3.6%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$21.7	$(0.8)	$(30.8)	$53.3	$—	$26.9	$(0.2)	$(30.7)	$57.8
Unusual litigation	—	—	—	(3.5)	(0.3)	—	—	—	(9.3)	9.3
Impairment charges	—	—	—	—	—	—	—	—	—	0.1
Asset abandonment	—	—	—	—	—	—	—	—	—	7.1
Separation and reorganization expense	—	—	—	(0.2)	0.2	—	—	—	(2.5)	2.5
Operating results attributable to held-for-sale business**	—	—	—	—	—	(1.8)	(0.8)	—	(2.0)	1.2
Restructuring charges and other termination benefits	—	—	—	—	0.8	—	—	—	—	5.0
Ranitidine market withdrawal***	—	—	—	—	—	9.2	18.4	—	—	18.4
Acquisition and integration-related charges and contingent consideration adjustments	—	0.4	—	(1.1)	1.5	—	5.6	—	(11.4)	17.0
Adjusted	$1,003.0	$393.2	$29.3	$223.3	$140.6	$968.2	$391.5	$28.5	$209.8	$153.1
As a % of reported net sales (2020) / As a % of adjusted net sales (2019)		39.2%	2.9%	22.3%	14.0%		40.4%	3.0%	21.7%	15.8%

*Worldwide Consumer includes the CSCA and CSCI segments in addition to Corporate.
**Held-for-sale business includes our now divested animal health business.
***Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	September 26, 2020					September 28, 2019
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$664.0	$217.1	$18.5	$78.7	$123.6	$613.3	$185.1	$19.0	$76.9	$81.3
As a % of reported net sales		32.7%	2.8%	11.9%	18.6%		30.2%	3.1%	12.5%	13.3%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$4.9	$—	$(7.3)	$12.2	$—	$7.0	$—	$(6.7)	$13.5
Unusual litigation	—	—	—	—	(3.8)	—	—	—	—	—
Asset abandonment	—	—	—	—	—	—	—	—	—	7.1
Separation and reorganization expense	—	—	—	—	—	—	—	—	(0.7)	0.7
Ranitidine market withdrawal*	—	—	—	—	—	7.4	15.5	—	—	15.5
Operating results attributable to held-for-sale business**	—	—	—	—	—	(1.8)	(0.8)	—	(2.0)	1.3
Restructuring charges and other termination benefits	—	—	—	—	0.1	—	—	—	—	0.9
Acquisition and integration-related charges and contingent consideration adjustments	—	0.4	—	(1.1)	1.5	—	3.5	—	1.1	2.4
Adjusted	$664.0	$222.4	$18.5	$70.3	$133.6	$618.9	$210.3	$19.0	$68.6	$122.7
As a % of reported net sales (2020) / As a % of adjusted net sales (2019)		33.5%	2.8%	10.6%	20.1%		34.0%	3.1%	11.1%	19.8%

*Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.
**Held-for-sale business includes our now divested animal health business.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	September 26, 2020					September 28, 2019
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$339.0	$154.1	$11.6	$132.4	$10.2	$347.5	$156.3	$9.7	$132.1	$13.2
As a % of reported net sales		45.5%	3.4%	39.0%	3.0%		45.0%	2.8%	38.0%	3.8%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$16.7	$(0.8)	$(23.4)	$41.0	$—	$20.0	$(0.1)	$(24.1)	$44.2
Impairment charges	—	—	—	—	—	—	—	—	—	0.1
Restructuring charges and other termination benefits	—	—	—	—	—	—	—	—	—	1.1
Ranitidine market withdrawal*	—	—	—	—	—	1.8	2.9	—	—	2.9
Acquisition and integration-related charges and contingent consideration adjustments	—	—	—	—	—	—	2.1	—	—	2.1
Adjusted	$339.0	$170.8	$10.8	$109.0	$51.2	$349.3	$181.3	$9.6	$108.0	$63.6
As a % of reported net sales (2020) / As a % of adjusted net sales (2019)		50.4%	3.2%	32.1%	15.1%		51.9%	2.8%	30.9%	18.2%

*Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.

	Three Months Ended					Three Months Ended
	September 26, 2020					September 28, 2019
Prescription Pharmaceuticals	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income (Loss)	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$210.7	$57.0	$12.5	$22.1	$(180.6)	$230.3	$71.4	$15.3	$23.7	$19.7
As a % of reported net sales		27.0%	5.9%	10.5%	(85.7)%		31.0%	6.6%	10.3%	8.5%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	—	$21.2	$—	$(0.1)	$21.3	—	$22.7	$—	$(0.1)	$22.8
(Gain) loss on divestitures	—	—	—	—	(0.1)	—	—	—	—	0.7
Restructuring charges and other termination benefits	—	—	—	—	—	—	—	—	—	0.2
Impairment charges	—	—	—	—	202.4	—	—	—	—	10.8
Acquisition and integration-related charges and contingent consideration adjustments	—	—	—	—	0.7	—	—	—	—	1.1
Adjusted	$210.7	$78.2	$12.5	$22.0	$43.7	$230.3	$94.1	$15.3	$23.6	$55.3
As a % of reported net sales		37.1%	5.9%	10.4%	20.7%		40.9%	6.6%	10.2%	24.0%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Nine Months Ended					Nine Months Ended
	September 26, 2020					September 28, 2019
Worldwide Consumer*	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$3,035.0	$1,115.4	$88.3	$780.6	$248.8	$2,803.0	$1,046.0	$84.6	$810.9	$116.7
As a % of reported net sales		36.8%	2.9%	25.7%	8.2%		37.3%	3.0%	28.9%	4.2%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	—	$64.6	$(1.1)	$(89.1)	$154.8	$—	$77.9	$(0.3)	$(87.8)	$166.1
Separation and reorganization expense	—	—	—	(0.9)	0.9	—	—	—	(14.9)	14.9
Unusual litigation	—	—	—	(12.5)	8.7	—	—	—	(25.4)	25.4
Impairment charges	—	—	—	—	—	—	—	—	—	4.2
Asset abandonment	—	—	—	—	—	—	—	—	—	7.1
(Gain) loss on divestitures	—	—	—	(0.3)	0.3	—	—	—	—	—
Operating results attributable to held-for-sale business**	—	—	—	—	—	(24.1)	(12.1)	(0.5)	(9.4)	(2.2)
Restructuring charges and other termination benefits	—	—	—	—	1.5	—	—	—	—	26.5
Ranitidine market withdrawal***	—	—	—	—	—	9.2	18.4	—	—	18.4
Acquisition and integration-related charges and contingent consideration adjustments	—	2.0	—	(6.4)	8.4	—	5.6	—	(13.6)	15.1
Adjusted	3,035.0	$1,182.0	$87.2	$671.4	$423.4	$2,788.1	$1,135.8	$83.8	$659.8	$392.2
As a % of reported net sales (2020) / As a % of adjusted net sales (2019)		38.9%	2.9%	22.1%	14.0%		40.7%	3.0%	23.7%	14.1%

*Worldwide Consumer includes the CSCA and CSCI segments in addition to Corporate.
**Held-for-sale business includes our now divested animal health business.
***Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)

	Nine Months Ended					Nine Months Ended
	September 26, 2020					September 28, 2019
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$1,992.2	$632.2	$52.9	$228.3	$354.5	$1,777.2	$565.9	$53.4	$220.4	$283.3
As a % of reported net sales		31.7%	2.7%	11.5%	17.8%		31.8%	3.0%	12.4%	15.9%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$14.5	$—	$(21.1)	$35.6	$—	$17.2	$—	$(15.8)	$32.9
Separation and reorganization expense	—	—	—	—	—	—	—	—	(0.7)	0.7
Unusual litigation	—	—	—	—	(3.8)	—	—	—	(1.4)	1.4
Asset abandonment	—	—	—	—	—	—	—	—	—	7.1
Impairment charges	—	—	—	—	—	—	—	—	—	4.1
Operating results attributable to held-for-sale business**	—	—	—	—	—	(24.1)	(12.1)	(0.5)	(9.4)	(2.2)
Restructuring charges and other termination benefits	—	—	—	—	0.4	—	—	—	—	1.7
Ranitidine market withdrawal*	—	—	—	—	—	7.4	15.5	—	—	15.5
Acquisition and integration-related charges and contingent consideration adjustments	—	2.0	—	(6.4)	8.4	—	3.4	—	1.1	(1.8)
Adjusted	$1,992.2	$648.7	$52.9	$200.8	$395.1	$1,760.5	$589.9	$52.9	$194.2	$342.7
As a % of reported net sales (2020) / As a % of adjusted net sales (2019)		32.6%	2.7%	10.1%	19.8%		33.5%	3.0%	11.0%	19.5%

*Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.
**Held-for-sale business includes our now divested animal health business.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)

	Nine Months Ended					Nine Months Ended
	September 26, 2020					September 28, 2019
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$1,042.8	$483.3	$35.4	$401.8	$45.7	$1,025.8	$480.0	$31.2	$419.5	$18.4
As a % of reported net sales		46.3%	3.4%	38.5%	4.4%		46.8%	3.0%	40.9%	1.8%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$50.0	$(1.2)	$(67.8)	$119.0	$—	$60.8	$(0.3)	$(72.1)	$133.2
Impairment charges	—	—	—	—	—	—	—	—	—	0.1
Restructuring charges and other termination benefits	—	—	—	—	0.4	—	—	—	—	10.8
Unusual litigation	—	—	—	—	—	—	—	—	(0.3)	0.3
Ranitidine market withdrawal*	—	—	—	—	—	1.8	2.9	—	—	2.9
(Gain) loss on divestitures	—	—	—	(0.3)	0.3	—	—	—	—	—
Acquisition and integration-related charges and contingent consideration adjustments	—	—	—	—	(0.1)	—	2.1	—	—	2.1
Adjusted	$1,042.8	$533.3	$34.2	$333.7	$165.3	$1,027.6	$545.8	$30.9	$347.1	$167.8
As a % of reported net sales (2020) / As a % of adjusted net sales (2019)		51.1%	3.3%	32.0%	15.9%		53.1%	3.0%	33.8%	16.3%

*Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended
	March 28, 2020
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$700.6	$215.5	$17.6	$73.3	$124.6
As a % of reported net sales		30.8%	2.5%	10.5%	17.8%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$4.3		$(6.7)	$10.9
Acquisition and integration-related charges and contingent consideration adjustments	—	—		(1.9)	1.9
Adjusted	$700.6	$219.8		$64.7	$137.4
As a % of reported net sales		31.4%		9.2%	19.6%

	Three Months Ended
	June 27, 2020
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$627.6	$199.6	$16.7	$76.3	$106.3
As a % of reported net sales		31.8%	2.7%	12.2%	16.9%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$5.4	$—	$(7.2)	$12.5
Restructuring charges and other termination benefits	—	—	—	—	0.3
Acquisition and integration-related charges and contingent consideration adjustments	—	1.5	—	(3.4)	5.0
Adjusted	$627.6	$206.5	$16.7	$65.7	$124.1
As a % of reported net sales (2020) / As a % of adjusted net sales (2019)		32.9%	2.7%	10.5%	19.8%

*Held-for-sale business includes our now divested animal health business.

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)

	Three Months Ended
	September 26, 2020	September 28, 2019	Total Change	FX Change	Constant Currency Change
Adjusted Net Sales
Consolidated net sales as so adjusted	$1,213.7	$1,198.5	1.3%	(0.9)%	0.4%
Less: Rosemont Pharmaceuticals business	—	(12.4)
Less: Canoderm prescription product	—	(2.2)
Less: Dr. Fresh*	(24.6)	—
Organic Consolidated net sales as so adjusted	$1,189.1	$1,183.9	0.4%	(0.8)%	(0.4)%

Worldwide Consumer net sales as so adjusted	$1,003.0	$968.2	3.6%	(0.9)%	2.7%
Less: Canoderm prescription product	—	(2.2)
Less: Rosemont Pharmaceuticals business	—	(12.4)
Worldwide Consumer net sales as so adjusted excluding divested businesses	$1,003.0	$953.6	5.2%	(1.0)%	4.2%
Less: Dr. Fresh*	(24.6)	—
Organic Worldwide Consumer net sales as so adjusted	$978.4	$953.6	2.6%	(1.0)%	1.6%

*Dr. Fresh acquisition comprises all oral self-care assets purchased from High Ridge Brands, including the brands Dr. Fresh®, REACH® and Firefly®.

TABLE III (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)

	Three Months Ended
	September 26, 2020	September 28, 2019	Total Change	FX Change	Constant Currency Change
Adjusted Net Sales
CSCA net sales as so adjusted	$664.0	$618.9	7.3%	0.5%	7.8%
Less: Dr. Fresh*	(23.5)	—
Organic CSCA net sales as so adjusted	$640.5	$618.9	3.5%	0.5%	4.0%

CSCI net sales as so adjusted	$339.0	$349.3	(2.9)%	(3.5)%	(6.4)%
Less: Rosemont Pharmaceuticals business	—	(12.4)
Less: Canoderm prescription product	—	(2.2)
Less: Dr. Fresh*	(1.1)	—
Organic CSCI net sales as so adjusted	$337.9	$334.7	1.0%	(3.7)%	(2.7)%

RX	$210.7	$230.3	(8.5)%
Less: Albuterol pre-recall net sales	(23.0)	—
Plus: Estimated Albuterol recall reserve	31.2	—
Less: Discontinued products	—	(8.7)
RX net sales as so adjusted	$218.9	$221.6	(1.2)%

*Dr. Fresh acquisition comprises all oral self-care assets purchased from High Ridge Brands, including the brands Dr. Fresh®, REACH® and Firefly®.

Adjusted Net Sales
Three Months Ended September 26, 2020
Albuterol pre-recall net sales	$23.0
Less: Estimated Albuterol recall reserve	(31.2)
Albuterol net sales after recall reserve	$(8.2)
Consolidated net sales as so adjusted for the three months ended September 28, 2019	$1,198.5
Percent impact on consolidated sales growth	(0.7)%

TABLE III (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)	Nine Months Ended
	September 26, 2020	September 28, 2019	Total Change	FX Change	Constant Currency Change
Adjusted Net Sales
Consolidated net sales as so adjusted	$3,773.8	$3,499.7	7.8%	0.6%	8.4%
Less: Animal health*	—	(19.6)
Less: Canoderm	—	(9.2)
Less: Rosemont Pharmaceuticals business	—	(12.4)
Consolidated net sales as so adjusted excluding divested businesses	$3,773.8	$3,458.5	9.1%	0.6%	9.7%
Less: Ranir***	(138.2)	—
Less: Dr. Fresh**	(44.4)	—
Organic Consolidated net sales as so adjusted	$3,591.2	$3,458.5	3.8%	0.6%	4.4%

Worldwide Consumer net sales as so adjusted	$3,035.0	$2,788.1	8.9%	0.7%	9.6%
Less: Canoderm prescription product	—	(9.2)
Less: Rosemont Pharmaceuticals business	—	(12.4)
Less: Animal health*	—	(19.6)
Worldwide Consumer net sales as so adjusted excluding divested businesses	$3,035.0	$2,746.9	10.5%	0.8%	11.3%
Less: Ranir***	(138.2)	—
Less: Dr. Fresh**	(44.4)	—
Organic Worldwide Consumer net sales as so adjusted	$2,852.4	$2,746.9	3.8%	0.8%	4.6%

* This line item excludes the $19.6 million in animal health net sales before the business was classified as held-for-sale for comparative purposes only. This amount is in addition to the $24.1 million of animal health net sales that was excluded from adjusted net sales for the nine months ended September 28, 2019. See Table I.

**Dr. Fresh acquisition comprises all oral self-care assets purchased from High Ridge Brands, including the brands Dr. Fresh®, REACH® and Firefly®.
***Includes Ranir net sales through the second quarter of 2020.

TABLE III (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)
	Nine Months Ended
	September 26, 2020	September 28, 2019	Total Change	FX Change	Constant Currency Change
Adjusted Net Sales
CSCA net sales as so adjusted	$1,992.2	$1,760.5	13.2%	0.4%	13.6%
Less: Animal health*	—	(19.6)
CSCA net sales as so adjusted excluding divested businesses	$1,992.2	$1,740.9	14.4%	0.5%	14.9%
Less: Ranir***	(100.0)	—
Less: Dr. Fresh**	(42.0)	—
Organic CSCA net sales as so adjusted	$1,850.2	$1,740.9	6.3%	0.4%	6.7%

CSCI net sales as so adjusted	$1,042.8	$1,027.6	1.5%	1.3%	2.8%
Less: Rosemont Pharmaceuticals business	—	(12.4)
Less: Canoderm prescription product	—	(9.2)
CSCI net sales as so adjusted excluding divested businesses	$1,042.8	$1,006.0	3.7%	1.3%	5.0%
Less: Ranir***	(38.2)	—
Less: Dr. Fresh**	(2.4)	—
Organic CSCI net sales as so adjusted	$1,002.2	$1,006.0	(0.4)%	1.4%	1.0%

* This line item excludes the $19.6 million in animal health net sales before the business was classified as held-for-sale for comparative purposes only. This amount is in addition to the $24.1 million of animal health net sales that was excluded from adjusted net sales for the nine months ended September 28, 2019. See Table I.

**Dr. Fresh acquisition comprises all oral self-care assets purchased from High Ridge Brands, including the brands Dr. Fresh®, REACH® and Firefly®.
***Includes Ranir net sales through the second quarter of 2020.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(unaudited)
	Three Months Ended
	September 26, 2020	September 28, 2019	Total Change
Consolidated adjusted EPS	$0.93	$1.04	(10.6)%

Adjusted gross margin
Worldwide Consumer	39.2%	40.4%	(120) bps
CSCA	33.5%	34.0%	(50) bps
CSCI	50.4%	51.9%	(150) bps
RX	37.1%	40.9%	(380) bps

Adjusted operating margin
Worldwide Consumer	14.0%	15.8%	(180) bps
CSCA	20.1%	19.8%	30 bps
CSCI	15.1%	18.2%	(310) bps
RX	20.7%	24.0%	(330) bps

	Three Months Ended
Adjusted gross margin	September 26, 2020	March 28, 2020	Total Change
CSCA	33.5%	31.4%	210 bps

	Three Months Ended
Adjusted gross margin	September 26, 2020	June 27, 2020	Total Change
CSCA	33.5%	32.9%	60 bps

Nine Months Ended
September 26, 2020
Operating cash flow	$525.8
Adjusted net income	$425.7
Cash conversion ratio	124%